Exhibit 10.4
                                                                     May 9, 2002

            GUARANTY AND ASSUMPTION OF MASTER LICENSEE'S OBLIGATIONS


         THIS Guaranty and Assumption of Master Licensee's Obligations (the "Guaranty") is made as of May 9, 2002 by HOSP-ITALIA INDUSTRIES, INC., a Nevada corporation, with its registered office at the address set forth below ("Guarantor"), in favor of CENDANT GLOBAL SERVICES B.V., a private company with limited liability organized under the laws of the Netherlands ("Company").

         WHEREAS, Company and Team Piemmesse, S.A., ("Former Master Licensee") entered into that certain Days Inn System Master License Agreement for the Territory of Italy, dated as of June 1, 2000 (the "Master Agreement") pursuant to which Company granted to Master Licensee certain Days Inns System hotel development and franchising rights in such Territory; and

         WHEREAS, Team BMP, S.A. executed and delivered to Company a Guaranty and Assumption of Master Licensee's Obligations with regard to Former Master Licensee's obligations under the Master Agreement; and

         WHEREAS, Former Master Licensee has assigned its interest in the Master Agreement to Days Master Italia, S.p.A., a company limited by stock organized and existing under the laws of Italy ("Master Licensee"); and

         WHEREAS, Company requires that the Guarantor execute and deliver this Guaranty of the Master Agreement by Former Master Licensee to Master Licensee; and

         WHEREAS, Guarantor shall succeed to and become the Guarantor under the Master Agreement in all respects.

         NOW, THEREFORE, in consideration of and as an inducement to the consent by Company to assignment of the Master Agreement, the Guarantor hereby unconditionally and irrevocably states as follows:

Section 1. Interpretation

In this Guaranty, unless the context requires otherwise:

(a) terms and expressions defined in the Master Agreement have the same meanings when used in this Guaranty:

(b) "Indebtedness" means all and any sums (whether fees, royalties, interest or otherwise) which are or at any time may become payable by Master Licensee under the Master Agreement and all other monies hereby secured, including without limitation all amounts accrued prior to the effective date of the assignment to Master Licensee that remain unpaid; and

(c) "Obligations" means all and any obligations, undertakings, covenants, agreements and guaranties which are to be entered into, delivered or performed or by Master Licensee under the Master Agreement, other than payment of indebtedness.

Section 2. Guaranty

2.1 Guarantor irrevocably and unconditionally guarantees to Company and its successors and assigns, as primary obligor and not merely as surety to Company, jointly and severally for the Term and thereafter as provided in the Master Agreement (i) the due and punctual payment of Indebtedness when and as the same shall become due and payable, whether at stated maturity, upon acceleration, extension or otherwise, according to the terms of the Master Agreement; and (ii) for so long as Master Licensee is a majority owned subsidiary of Guarantor, the punctual performance of Obligations when and as the same should be performed, whether as expressly stated in the Master Agreement, upon acceleration, extension or otherwise.

2.2 Guarantor agrees to pay to Company any amount of Indebtedness in the currency in which the same is payable under the terms of the Master Agreement, or render performance of any Obligation required under the Master Agreement, at any time on demand against Company's certificate stating that Master Licensee has failed to pay or perform punctually, or refuses to do so, the same pursuant to the Master Agreement. The certificate in respect of amounts owned shall be final and conclusive as to the amount owned absent manifest error.

2.3 This Guaranty shall be a continuing guaranty and shall remain in full force and effect until the Indebtedness has been paid in full and all Obligations have been performed in full.

Section 3. Indemnity

Without prejudice to the guaranty contained in Section 2, Guarantor unconditionally and irrevocably undertakes as separate, additional and continuing obligation and as a primary obligor, to indemnify Company from time to time on demand against all losses, liabilities, damages, costs and expenses whatsoever arising out of any failure by Master Licensee to make due and punctual payment of Indebtedness or due and punctual performance and observance of Obligations. This indemnity shall remain in effect notwithstanding that the guaranty under Section 2 ceases to be valid or enforceable against Guarantor for any reason whatsoever.

Section 4. Preservation of Rights

4.1 The obligations of Guarantor herein contained shall be in addition to and not in substitution for any other guaranty or security which Company may now or hereafter hold in respect of Indebtedness or Obligations. Company may change or release any such guaranty or security and such change or release shall have no effect whatsoever on the Guaranty.



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

4.2 Neither the obligations of the Guarantor hereunder nor the rights, powers and remedies conferred upon Company by this Guaranty or by any Legal Requirement shall be discharged, impaired or otherwise affected by:

         (a) the winding up, dissolution, administration or reorganization of Master Licensee or any change in its status, function, control or ownership subject to Section 10.3 hereof;

         (b) any part or all of any Indebtedness or Obligation being or becoming illegal, invalid or unenforceable in any respect;

         (c) any variation or amendment to the terms of the Master Agreement or any other document referred to therein;

         (d) the granting of any time or indulgence to Master Licensee or any other person;

         (e) any invalidity or irregularity in the procedures used by Guarantor in the execution of the Master Agreement or this Guaranty;

         (f) any deficiency in the powers of Master Licensee to enter into or perform any Indebtedness or Obligation or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Master Licensee;

         (g) any other guarantee or security which Company may now or hereafter hold in respect of Indebtedness or Obligations being or becoming wholly or partly void, voidable or unenforceable;

         (h) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against Master Licensee or any other person or any compromise, arrangement or settlement with any of the same; or

         (i) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Guaranty or the obligations of the Guarantor hereunder.

4.3 Company shall not be obliged before exercising any of the rights, powers or remedies conferred upon it under this Guaranty or by law;

         (a) to make any demand of Master Licensee, except as specifically provided in the Master Agreement;

         (b) to take any action or obtain judgment in any court against Master Licensee;

         (c) to make or file any claim or proof in a winding-up or dissolution of Master Licensee; or



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

         (d) to enforce or seek to enforce any such security taken in respect of Indebtedness or Obligations.

4.4 Guarantor represents to and undertakes with Company that it has not taken and will not take any security in respect of its liability under this Guaranty whether from Master Licensee or any other person that is not expressly subordinated to Master Licensee's obligations to Company, except for first priority debt secured by Units owned by Master Licensee. So long as any Indebtedness remains owing or any Obligation remains to be performed, Guarantor shall not exercise any right of subrogation or any other rights of a surety or enforce any security or other right or claim against Master Licensee (whether in respect of its liability under this Guaranty or otherwise) or any other person who has guaranteed or given any security in respect of Indebtedness or Obligations or claim in the insolvency or liquidation of Master Licensee or any such other person in competition with Company. If Guarantor receives any payment or benefit in breach of this section, it shall hold the same in trust for Company as a continuing security for Indebtedness and Obligations.

Section 5. Costs, Charges and Expenses

Guarantor shall from time to time forthwith on demand pay to or reimburse Company for all costs, charges, expenses (including reasonable legal and other fees on a full indemnity basis) incurred by Company in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights upon payment of the remaining Indebtedness and performance of Obligations.

Section 6. Taxes and Other Deductions

6.1 All sums payable by Guarantor under this Guaranty shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature.

6.2 If Guarantor or any other person is required by any law or regulation to make any deduction or withholding (on account of taxes or otherwise) from any payment for the account of Company, such Guarantor shall, together with such payment, pay such additional amount as will ensure that Company receives (free and clear of any tax of other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. Each Guarantor shall promptly forward to Company copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

Section 7. Currency Indemnity

If any amount due to Company from the Guarantor in one currency (the "first currency") is received by Company in another currency (the "second currency"), the Guarantor's obligations in respect of such amount shall only be discharged to the extent that Company may purchase the first currency with the second currency in accordance with normal banking procedures. If the amount of the first currency which may be so purchased (after deducting any costs of exchange and any other related costs) is less than the amount so due, the Guarantor shall immediately pay Company the shortfall.



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

Section 8. Representations and Warranties of Guarantor

8.1 Guarantor represents and warrants to Company as follows:

         (a) Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada. Guarantor is qualified or registered to do business in every jurisdiction where the failure to so qualify or register could have a material adverse effect on Guarantor separately or Guarantor and its Affiliates taken as a whole.

         (b) Guarantor has full legal right, power and authority to carry on its present business, to own its properties and assets, to incur the indebtedness and other obligations provided for in this Guaranty, to execute and deliver this Guaranty and all other documents hereunder and to perform and observe the terms and conditions hereof and thereof.

         (c) Guarantor has taken all appropriate and necessary corporate and legal action to authorize the execution and delivery of this Guaranty and all other documents hereunder and to authorize the performance and observance of the terms and conditions hereof and thereof.

         (d) Guarantor has obtained or effected all authorizations necessary for the valid execution, delivery and performance of this Guaranty and such authorizations are in full force and effect and there has been no default under the conditions of any of the same.

         (e) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms. The execution, delivery and performance of the terms of this Guaranty or the payment by the Guarantor of all amounts due on the dates and in the currency provided for herein: (i) will not violate or contravene any provision of law or regulation applicable to guarantor; (ii)will not conflict with the Articles of Incorporation or By-Laws (or comparable constituent documents) of Guarantor; (iii) will not conflict with or result in the breach of any provision of, or in the imposition of any encumbrance under, any agreement or instrument to which Guarantor is a party or by which it or any of its properties or assets is bound; and (iv) will not constitute a default or an event that, with the giving of notice or the passing of time or both would constitute a default under any such agreement or instrument.

         (f) Guarantor is not in default under any agreement or obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Guaranty.



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

         (g) Guarantor and each of its Affiliates are in full compliance with all applicable Legal Requirements, including without limitation, tax laws.

         (h) All registrations, recordings or filings required as a condition to the legality, validity or enforceability of this Guaranty or any other document to be executed and delivered pursuant to the terms of this Guaranty have been made by the Guarantor.

         (i) No litigation, administrative proceeding or arbitration is presently pending or threatened against Guarantor or any o f its Affiliates or their assets or revenues which, if adversely determined, could have a material effect on the ability of Guarantor to perform its obligations under this Guaranty.

         (j) Guarantor is generally subject to civil and commercial law and to legal proceedings and none of the Guarantor nor any of its Affiliates or their assets or revenues is entitled to claim immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

         (k) Neither Guarantor nor any of its direct, indirect, beneficial or nominal equity owners are identified as any of the following: (1) a Specifically Designated Narcotics Trafficker under 21 U.S.C. ss.1901 et. seq. and 31 C.F.R.
Part 598; (2) a Specifically Designated National listed in 31 C.F.R., Part V, Appendix A, or otherwise officially designated by the United States Department of the Treasury under any classification or notice system that affects the ability of any U.S. financial institution to transact business with such person; or (3) a person who has been convicted of any criminal offense (other than minor traffic violations), has been indicted, or has been the subject of formal criminal charges brought by a governmental prosecutors, whether or not tried or convicted, in any country.

         Except as may otherwise be permitted hereunder, the representations and warranties herein shall be deemed automatically renewed and restated on each anniversary hereof.

Section 9. Covenants

Guarantor undertakes and agrees with company as follows:

         (a) Guarantor shall at all times own beneficially and directly or indirectly not less than fifty percent (50%) of all of the issued share capital of Master Licensee, unless and until a transaction authorized under Article 14 of the Master License Agreement concludes with the consent of Company, if required.

         (b) Guarantor shall ensure that the representations and warranties it has made in this Guaranty remain at all times true and accurate by reference to the facts and circumstances from time to time existing.

         (c) Guarantor undertakes to maintain in full force and effect all governmental authorizations referred to in Section 8.1, and to obtain or effect any new or additional governmental authorizations, as may be required or advisable in respect of the performance by Guarantor of any of the terms and conditions of this Guaranty.



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

         (d) Guarantor shall maintain and shall cause Master Licensee to maintain their respective corporate existence in good standing and in compliance with all applicable laws and regulations.

         (e) As soon as possible but in any event within seven (7) days after it has or should have had knowledge of same, the Guarantor shall give written notice to Company of any event which would permit Company to immediately terminate the Master Agreement, or any event that, with the giving of notice of the passage of time, or both, would be a breach of this Guaranty or of the Master Agreement, or any litigation, administrative, proceeding or arbitration referred to in Section 8.1(i), and of any other matter which has resulted or might result in a material adverse change in Guarantor's operations or financial condition or affect any Guarantor's liability to pay, when due, any amounts due under this Guaranty or to perform its obligations hereunder.

         (f) Guarantor shall furnish Company with all such other documents and instruments and do all such other acts and things as Company may reasonably require to carry out the transactions contemplated herein or in the documents to be delivered hereunder.

Section 10. Assignment

10.1 Guarantor shall not assign or transfer any of its rights or obligations hereunder.

10.2 Company may at any time assign or transfer all or any part of the rights, benefits and obligations under this Guaranty.

10.3 If the Master Licensee undergoes a change of controlling interest or assigns the Master License Agreement, with the consent of Company and in accordance with Article 14 of the Master License Agreement, to a third party that is not an Affiliate of Guarantor, and a suitable replacement guarantor acceptable to Company signs and delivers a replacement guaranty acceptable to Company, then Company will release Guarantor under this instrument from any further liability, except Obligations of Master Licensee accruing through the date of transfer.

Section 11. Governing Law and Jurisdiction

11.1 This Guaranty shall be governed by and construed in accordance with the laws of the State of New Jersey.

11.2 (a) Guarantor agrees that any legal action or proceeding arising out of or relating to this Guaranty, except with respect to any payment due hereunder, shall be resolved by arbitration in accordance with the provisions of Paragraph
17.9 of the Master Agreement.



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

         (b) Guarantor agrees that any legal action or proceeding arising out of or relating to the payment of any amount due under this Guaranty may be brought in any court of or in the State of New York and Guarantor irrevocably submits to the non-exclusive personal jurisdiction of such courts. Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of New York, New York as the venue of any legal action arising out of or relating to payments due under this Guaranty.

11.3 In respect of proceedings under Section 11.2(b), Guarantor irrevocably appoints CT Corporation System of New York, New York as its agent to receive and acknowledge on their behalf service of any writ, summons, order, judgment or other notice of legal process in the United States. If for any reason the agent named above (or its successor) no longer serves as agent of the Guarantor, then for this purpose, the Guarantor shall promptly appoint a successor agent satisfactory to Company and notify Company thereof provided that until Company receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Guarantor for the purposes of this Section. Guarantor agrees that any such legal process shall be sufficiently served on them if delivered to such agent for service at its address for the time being in the United States whether or not such agent gives notice thereof to any of the Guarantor.

11.4 With respect to proceedings under Section 11.2(b), nothing herein shall limit the right of Company to commence any legal action against Guarantor and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any jurisdiction whether concurrently or not.

11.5 Guarantor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in the United States or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

Section 12. Notices

12.1 Each notice, demand or other communication to be given or made to the Guarantor under this Guaranty shall be in writing and delivered at its address or telex number or fax number set out below (or such other address or telex number or fax number as the Guarantor has by five (5) days' prior written notice specified to Company):

To Guarantor: Hosp-Italia Industries, Inc., 99 Derby Street, Suite 200, Hingham, Massachusetts 02043, Attention, Frank G. Wright, Executive Vice President; Fax:
781-556-1045; with a copy to Griffith, McCague & Fernsler, P.C., The Gulf Tower, Suite 3626, 707 Grant Street, Pittsburgh, PA (USA) 15219, Attn: Charles B. Jarrett, Jr., Fax: 412-803-3678



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

To Company: Cendant Global Services B.V., c/o Premier Trust N.V., Official, de Boelelaan 7, 1083 HJ Amserdam, The Netherlands, with a copy to: Days Inns Worldwide, Inc.; 1 Sylvan Way, Parsippany, New Jersey (USA) 07054; Attn:
Executive Vice President and Deputy General Counsel; Fax 973-496-5915

12.2 Any notice, demand or other communication so addressed shall be deemed to have been delivered (i) if given or made by letter, when actually delivered to the relevant address, (ii) if given or made by telex, when dispatched with confirmed answerback and (iii) if given or made by fax, when dispatched with a simultaneous confirmation of transmission.

12.3 Any notice, demand or other communication from Guarantor to Company shall be given or made in accordance with Paragraph 17.10 of the Master Agreement.

Section 13. Miscellaneous

13.1 The failure or delay of Company to require performance by Guarantor of any provision of this Guaranty shall not affect its right to require performance of such provision nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Each and every right, power and remedy granted to Company hereunder or by law shall be cumulative and may be exercised in part or in whole from time to time.

13.2 If any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability o f the remaining provisions contained herein shall not in any way be affected or impaired hereby.



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

13.3 Any amendment or waiver of any provision of this Guaranty and any waiver of any default under this guaranty shall only be effective if made in writing and signed by Company.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized representative, as of the day and year first written above.

HOSP-ITALIA INDUSTRIES INC.
as Guarantor



By:       /s/Frank G. Wright
          -----------------
Name:     Frank G. Wright
Title:    Executive Vice President

         Before me, the undersigned notary public personally appeared Frank G. Wright, to me known, who executed his instrument in the capacity stated above as the free act and deed of HOSP-ITALIA INDUSTRIES, INC. at Hingham, Massachusetts, United States of America.


                                    /s/ Judith R. Kaplan
                                    -------------------
(Notary Seal)

My Commission Expires:     October 30, 2002
                           ----------------


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